UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2021

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, the Company entered into a letter agreement (the “2021 Agreement”), effective as of September 22, 2021 (the “Effective Date”), with William J. Febbo which updates and amends Mr. Febbo’s employment letter agreement to, among other things:

●	provide that Mr. Febbo’s annual base salary will increase to $450,000 upon execution of the 2021 Agreement, which base salary will be reviewed by the Compensation Committee annually and adjusted at their discretion;

●	increase Mr. Febbo’s annual target bonus under the Company’s executive bonus plan to 100% of his annual base salary;

●	provide that the Company will grant Mr. Febbo performance-based restricted stock units (the “PRSUs”) on October 15, 2021 with an aggregate grant date value equal to $12.5 million, which PRSUs will be earned over a five-year period commencing on the grant date with three stock price milestone goals. The price basis for purposes of calculating the milestone goals will based on the average closing price over the 30 trading days prior to the Effective Date (the “Base Price”). The three stock price milestone goals will be earned as follows: (i) one-third of the PRSUs will be earned upon Achievement (as defined below) of a stock price that exceeds the Base Price by 50%; (ii) one-third of the PRSUs will be earned upon Achievement of a stock price that exceeds the Base Price by 100%; and (iii) one-third of the PRSUs will be earned upon Achievement of a stock price that exceeds the Base Price by 150%. “Achievement” of each one-third applicable stock price milestone means reaching a minimum closing stock price which is greater than or equal to such respective milestone stock price for a period of 30 consecutive trading days (the “Earned Milestone Date”). Each one-third portion of the earned PRSUs will vest on the first anniversary of each of the Earned Milestone Dates. The milestones set forth above were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The PRSUs are expected to be Mr. Febbo’s equity award from the Company for the next five years (in lieu of any additional annual grants); however, the Compensation Committee may in its sole discretion reconsider any additional grants; and

●	provide that notwithstanding anything to the contrary in the amendment to Mr. Febbo’s employment letter agreement, dated February 25, 2019, the PRSUs granted on October 15, 2021 will be subject to the change in control provisions set forth in the Company’s 2021 Equity Incentive Plan.

The above summary of Mr. Febbo’s 2021 Agreement is qualified in its entirety by reference to the complete text of the 2021 Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Letter Agreement by and between the Company and William J. Febbo

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: October 19, 2021	By:	/s/ Marion Odence-Ford
		Name:	Marion Odence-Ford
		Title:	General Counsel

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